Exhibit 99.1

National Holdings Corporation Reports Financial Results for the Fiscal Third Quarter 2018

NEW YORK, NY, August 14, 2018 – National Holdings Corporation (NASDAQ: NHLD) (“National” or the “Company”), a leading full service independent brokerage, investment banking, trading, insurance, accounting and asset management firm providing diverse services including tax preparation, today announced its financial results for the fiscal third quarter 2018.

Fiscal Third Quarter 2018 Financial Highlights:

▪

Quarterly revenue of $56.2 million, versus $48.0 million for the fiscal third quarter 2017. Continued strength in investment banking, commissions and investment management contributed to a 17% increase in revenue period to period.

▪	Investment banking revenues increased 48% to $18.7 million in the quarter bolstered by a strong and diversified deal pipeline.

▪

Income before other expense and income taxes was $1.6 million, up 171% compared to profit of $0.6 million in the prior year quarter. When adjusting for the unrealized warrant portfolio losses in the quarter, income increases to $3.8 million in the current quarter versus $0.6 million in the prior year quarter.

▪

Adjusted EBITDA increased to $5.2 million from $1.2 million in the prior year quarter. Adjusted EBITDA excludes the unrealized gains and losses on the firm’s warrant portfolio to provide a view on its core operating profitability.

▪	Cash and cash equivalents of $34.4 million and no debt as of June 30, 2018 versus $27.9 million as of September 30, 2017.

▪

Equity of $47.7 million as of June 30, 2018 versus $38.9 million as of September 30, 2017. The significant increase in equity period to period is due to the reclassification of the firm’s warrant liability to equity in the second quarter of fiscal 2018, the result of an amendment to the warrant agreement previously disclosed.

Management Commentary

Michael Mullen, Chairman and Chief Executive Officer of National stated, “I am extremely pleased to see continued outperformance during the third quarter and importantly over the past 22 months since our reorganization. We have been working tirelessly to implement major changes to our risk management systems, upgrade our technology platforms, and fine tune the National leadership team with the addition of highly skilled individuals to ensure all employees, both new and seasoned, remain focused on ensuring the long-term success of National and our clients. It is amazing to see that with increased direction and focus we were able to quickly transform our business and increase profitability across numerous sectors. This is notably visible in our increased third quarter revenue figure, which was bolstered by a highly diversified deal pipeline comprised of 100% non-affiliated deals.”

Mr. Mullen continued, “Noteworthy this quarter, we closed on approximately $90 million of investments in two highly sought-after private companies through our Special Purpose Vehicle, Innovation X. The first company is one of the world’s most popular social media apps and one of the 10 most highly valued private companies in the US. The second is a leading aerospace manufacturer and one of the fastest growing providers of launch services. Innovation X is co-managed by National Asset Management and Roger Monteforte, one of our longest tenured branch owners. Roger pioneered this business vertical at National and through his leadership it has grown remarkably, becoming an important part of the diversified product offerings available to our clientele. We believe we have never been better positioned for success and we look forward to an impactful end of year.”

Fiscal Third Quarter and Year to Date 2018 Financial Results

National reported third quarter 2018 revenue of $56.2 million, up $8.2 million or 17% over the third quarter of fiscal 2017. Total expenses increased $7.2 million or 15% to $54.7 million in the quarter.

For the nine months to date, revenue increased $22.2 million (15%) to $166.7 million, while expenses increased 16% to $160.6 million. Revenue was negatively impacted by $2.7 million of unrealized losses in our warrant portfolio in the current year. We continue to invest strategically in people, technology and risk management, increasing our operating expense base, but also aiding in the outperformance seen in our increased revenue figures.

Revenue

Our major revenue categories continued to produce strong results in the current quarter. The majority of the revenue increase in Q3 2018 was recorded in investment banking, up $6.1 million (48%) to $18.7 million.

▪

Commissions and related fees increased $3.5 million (13%) to $30.0 million in the quarter; and investment advisory, an area of strategic importance, was up $1.7 million (47%) versus the prior year quarter to $5.3 million from $3.6 million on the continuing growth of assets under management and equity market values.

▪

The other significant change occurred in net dealer inventory gains which produced a loss of ($1.3) million versus revenue of $1.8 million in the prior year quarter. The strategic change announced in the second quarter of 2018 to focus on client and deal facilitation, reducing expected revenue levels but increasing overall profitability, was further negatively impacted by unrealized losses in the firm’s warrant portfolio in the current quarter totaling $2.3 million.

For the nine months ended June 30, 2018, total revenue increased 15% to $166.7 million on strength in the same categories recognized in the current quarter – commissions and related fees, investment banking, and investment advisory.

Operating Expenses

The 3rd quarter of 2018 saw an increase of 15% in total expenses, to $54.7 million from $47.5 million in the prior year period. The increase is consistent with our 2018 plan, focusing on strategic upgrading and increasing staff where appropriate.

▪

Commissions, compensation and fees increased $8.6 million to $48.6 million in the current quarter. The increase in investment banking, commissions, and investment advisory revenue, and therefore compensation expense, contributed to the majority of the increase. As we have previously noted, planned infrastructure spending in technology development and enterprise risk management professionals and the related Incremental employee compensation and benefits contributed to the increase.

▪

License and registration fees, which includes software licensing, increased $0.5 million (120%) to $0.9 million in the quarter on incremental technology spending. Communications expenses and depreciation expenses increased $0.2 million (24%) and $0.1 million (34%), respectively, also on increased technology spending.

▪

Other administrative expenses declined $1.9 million (52%) to a more normalized level of spending in the current quarter. The prior year quarter included higher provisions for potential arbitration settlements and higher insurance costs.

For the nine months ended June 30, 2018, total operating expenses increased $22 million (16%) to $160.6 million, from $138.6 million in the prior year period. The increases across expense categories are consistent with what the company experienced in the three quarters to date – variable compensation expense associated with commission, investment banking and investment advisory revenue, upgrading staff and incremental staff compensation and benefits as previously noted, and technology development. The reduction in other administrative expenses is principally due to lower provisions for potential legal expenses and arbitration settlements in the current year period.

Adjusted EBITDA

Adjusted EBITDA increased to $5.2 million in the current quarter, from $1.2 million in prior year quarter. For the nine months ended June 30th, AEBITDA of $12.1 million compared to $7.6 million in the comparable 2017 period.

Balance Sheet

As of June 30, 2018, National had $34.4 million of cash and cash equivalents, versus $27.9 million as of September 30, 2017. The Company's balance sheet remains debt free.

Non-GAAP Measures

The Non-GAAP measures shown in this release exclude various items detailed further below.

●

National defines non-GAAP adjusted EBITDA as GAAP net income (loss) excluding: interest expense, income taxes, depreciation and amortization, stock-based compensation, change in fair value of warrant liability, forgivable loan amortization, unrealized gain/loss on the firm’s warrant portfolio and gain due to a reduction in Gilman branches.

Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included with the financial information included in this press release. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. Management believes that the presentation of non-GAAP results, when shown in conjunction with corresponding GAAP measures, provides useful information to management and investors regarding financial and business trends related to the company's operating results.

About National Holdings Corporation

National Holdings Corporation (NASDAQ: NHLD) is a full-service investment banking and asset management firm that, through its affiliates, provides a range of services, including independent retail brokerage and advisory services, investment banking, institutional sales and trading, equity research, financial planning, market making, tax preparation and insurance, to corporations, institutions, high net-worth and retail investors. With over 1,000 advisors, registered reps, traders, sales associates and corporate staff, National Holdings operates through various subsidiaries including National Securities Corporation, National Asset Management, Inc., National Insurance Corporation, Gilman Ciocia, Inc. and GC Capital Corporation. Formed as a holding company in 1999, National Holdings’ largest subsidiary National Securities Corporation has been in business since 1947. National Holdings is headquartered in New York and Florida. For more information, visit www.nhld.com. Fortress Biotech, Inc. (NASDAQ: FBIO) through its affiliate FBIO Acquisition, Inc., is a majority shareholder of NHLD.

FORWARD-LOOKING STATEMENTS

This press release may contain certain forward-looking statements. Any such statements, other than statements of historical fact, are based on management’s current expectations, estimates, projections, beliefs and assumptions about National Holdings, Inc., its current and prospective portfolio investments, and its industry. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond National Holdings, Inc.’s control, difficult to predict and could cause actual results to differ materially from those expected or forecasted in such forward-looking statements. Actual developments and results are likely to vary materially from these estimates and projections as a result of a number of factors, including those described from time to time in National Holdings, Inc.’s filings with the Securities and Exchange Commission. Such statements speak only as of the time when made, and National undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

CONTACTS:

MEDIA CONTACT

Eric Hazard for National

917-765-8720

national@fullyvested.com

INVESTOR RELATIONS

Email: ir@nhldcorp.com

NATIONAL HOLDINGS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	June 30, 2018 (Unaudited)	September 30, 2017
ASSETS
Cash	$28,664,000	$23,508,000
Restricted cash	1,352,000	1,381,000
Cash deposits with clearing organizations	336,000	1,041,000
Securities owned, at fair value	8,593,000	7,102,000
Receivables from broker-dealers and clearing organizations	3,181,000	2,850,000
Forgivable loans receivable	1,610,000	1,616,000
Other receivables, net	5,277,000	5,180,000
Prepaid expenses	1,374,000	2,490,000
Fixed assets, net	2,532,000	2,397,000
Intangible assets, net	4,997,000	4,843,000
Goodwill	5,217,000	5,217,000
Deferred tax asset, net	4,350,000	6,420,000
Other assets, principally refundable deposits	419,000	353,000
Total Assets	$67,902,000	$64,398,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities
Securities sold, but not yet purchased, at fair value	$24,000	$151,000
Accrued commissions and payroll payable	11,974,000	10,065,000
Accounts payable and accrued expenses	7,471,000	8,715,000
Deferred clearing and marketing credits	629,000	786,000
Warrants issued	—	5,597,000
Other	77,000	181,000
Total Liabilities	20,175,000	25,495,000

Stockholders’ Equity
Preferred stock, $0.01 par value, 10,000,000 shares authorized; none outstanding	—	—
Common stock $0.02 par value, authorized 75,000,000 shares at June 30, 2018 and September 30, 2017; 12,490,990 and 12,437,916 shares issued and outstanding at June 30, 2018 and September 30, 2017, respectively	249,000	248,000
Additional paid-in-capital	85,273,000	66,955,000
Accumulated deficit	(37,795,000)	(28,315,000)

Total National Holdings Corporation Stockholders’ Equity	47,727,000	38,888,000

Non-Controlling interest	—	15,000
Total Stockholders’ Equity	47,727,000	38,903,000

Total Liabilities and Stockholders’ Equity	$67,902,000	$64,398,000

NATIONAL HOLDINGS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Month Period Ended June 30,		Nine Month Period Ended June 30,
	2018	2017	2018	2017
Revenues
Commissions	$28,397,000	$24,881,000	$85,422,000	$73,380,000
Net dealer inventory gains (losses)	(1,263,000)	1,767,000	2,402,000	7,735,000
Investment banking	18,733,000	12,645,000	47,812,000	37,253,000
Investment advisory	5,281,000	3,604,000	15,811,000	10,690,000
Interest and dividends	772,000	675,000	2,003,000	2,065,000
Transaction fees and clearing services	1,605,000	1,649,000	5,680,000	5,834,000
Tax preparation and accounting	2,445,000	2,527,000	6,835,000	6,527,000
Other	267,000	299,000	697,000	1,016,000
Total Revenues	56,237,000	48,047,000	166,662,000	144,500,000

Operating Expenses
Commissions, compensation and fees	48,555,000	39,963,000	141,462,000	118,983,000
Clearing fees	451,000	470,000	1,772,000	1,826,000
Communications	857,000	690,000	2,429,000	2,094,000
Occupancy	738,000	972,000	2,834,000	2,916,000
License and registration	861,000	391,000	2,028,000	1,223,000
Professional fees	1,077,000	1,083,000	3,047,000	3,336,000
Interest	25,000	5,000	30,000	13,000
Depreciation and amortization	387,000	288,000	1,145,000	871,000
Other administrative expenses	1,727,000	3,610,000	5,839,000	7,315,000
Total Operating Expenses	54,678,000	47,472,000	160,586,000	138,577,000
Income before Other (Expense) Income and Income Taxes	1,559,000	575,000	6,076,000	5,923,000

Other (Expense) Income
Gain on disposal of Gilman branches	—	—	—	130,000
Change in fair value of warrant liability	—	(642,000)	(11,194,000)	5,223,000
Other income (expense)	(146,000)	5,000	90,000	10,000
Total Other (Expense) Income	(146,000)	(637,000)	(11,104,000)	5,363,000
(Loss) Income before Income Taxes	1,413,000	(62,000)	(5,028,000)	11,286,000

Income tax expense (benefit)	601,000	(38,000)	4,452,000	2,377,000
Net (Loss) Income	$812,000	$(24,000)	$(9,480,000)	$8,909,000

Net (loss) income per share - Basic	$0.07	$—	$(0.76)	$0.72
Net (loss) income per share - Diluted	$0.06	$—	$(0.76)	$0.72

Weighted average number of shares outstanding - Basic	12,490,539	12,437,916	12,461,776	12,437,916
Weighted average number of shares outstanding - Diluted	13,899,374	12,437,916	12,461,776	12,459,834

RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP* ADJUSTED EBITDA

	Three Months Ended June 30,		Nine Months Ended June 30,
	2018	2017	2018	2017
Net (loss) income, as reported	$812,000	$(24,000)	$(9,480,000)	$8,909,000
Interest expense	25,000	5,000	30,000	13,000
Income taxes	601,000	(38,000)	4,452,000	2,377,000
Depreciation	158,000	91,000	487,000	278,000
Amortization	229,000	197,000	658,000	593,000
EBITDA	1,825,000	231,000	(3,853,000)	12,170,000
Non-cash compensation expense	929,000	129,000	1,605,000	312,000
Change in fair value of warrant liability	—	642,000	11,194,000	(5,223,000)
Forgivable loan amortization	164,000	158,000	474,000	520,000
Unrealized (gain) loss on the firm’s warrant portfolio	2,254,000	5,000	2,723,000	(64,000)
Gain on disposal of Gilman branches	—	—	—	(130,000)
EBITDA, as adjusted	$5,172,000	$1,165,000	$12,143,000	$7,585,000

* National defines non-GAAP adjusted EBITDA as GAAP net income (loss) excluding: interest expense, income taxes, depreciation and amortization, stock-based compensation, change in fair value of warrant liability, forgivable loan amortization, unrealized gain/loss on the firm’s warrant portfolio and gain on disposal of Gilman branches.